January 12, 1994

Maxtor Corporation
211 River Oaks Parkway
San Jose, CA 95134

Ladies and Gentlemen:

Reference is made to the Financing Agreement between us dated September 16, 1993, as amended from time to time (the "Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

You have advised us that as of December 25, 1993, Maxtor Corporation was not in compliance with the Working Capital, Leverage Ratio, and Net Worth covenants as provided in Section 6 of the Agreement.

We hereby confirm to you that we hereby waive these violations of the Agreement for the period ending on the specified date.

In consideration of our agreement to issue the foregoing waivers, and to compensate us for processing your request for such waivers, you have agreed to pay us an Accommodation Fee of $25,000.00, which will be due and payable upon our execution of this letter agreement and its delivery to you. Payment shall be by means of a charge to your loan account with us.

This letter agreement shall not constitute a waiver by us of any other existing defaults under the Agreement, whether or not we have knowledge of same, and shall not constitute a waiver of any other defaults whatsoever.


                              Very truly yours,

                              THE CIT GROUP/BUSINESS CREDIT, INC.
                              (as AGENT and LENDER)




                              By:
                              Title:   Vice President



                              BELL ATLANTIC CAPITAL CORPORATION
                              (Lender)


                              By:
                              Title:   Senior Vice President


                              THE BANK OF NEW YORK COMMERCIAL
                              CORPORATION (Lender)


                              By:
                              Title:   Vice President


Read and Agreed to:

Maxtor Corporation



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Title: